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                                                                   EXHIBIT 10.51


                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                                 LIGHTSPAN, INC.

                                       AND

                                   [EXECUTIVE]



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                                TABLE OF CONTENTS


                                                                                          PAGE
                                                                                          ----
1.         Employment.......................................................................1
2.         Loyal And Conscientious Performance; Noncompetition..............................2
3.         Compensation Of The Executive....................................................3
4.         Termination......................................................................3
5.         Change Of Control................................................................7
6.         Successors.......................................................................8
7.         Confidential And Proprietary Information; Nonsolicitation........................8
8.         Assignment And Binding Effect....................................................9
9.         Notices..........................................................................9
10.        Choice Of Law...................................................................10
11.        Integration.....................................................................10
12.        Amendment.......................................................................10
13.        Waiver..........................................................................10
14.        Severability....................................................................10
15.        Interpretation; Construction....................................................10
16.        Representations And Warranties..................................................11
17.        Counterparts....................................................................11
18.        Arbitration.....................................................................11
19.        Injunctive Relief...............................................................11
20.        Trade Secrets Of Others.........................................................12
21.        Advertising Waiver..............................................................12


                                       i.

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                          EMPLOYMENT AGREEMENT - TIER I

        This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of January 29, 2001 (the "Effective Date"), by and between LIGHTSPAN, INC., a Delaware corporation (the "Company"), and MICHAEL A. SICURO (the "Executive"). The Company and the Executive are hereinafter collectively referred to as the "Parties", and individually referred to as a "Party".

                                    RECITALS

        A. The Company desires assurance of the association and services of the Executive in order to retain the Executive's experience, skills, abilities, background and knowledge, and is willing to engage the Executive's services on the terms and conditions set forth in this Agreement.

        B. The Executive desires to be in the employ of the Company, and is willing to accept such employment on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

        In consideration of the foregoing Recitals and the mutual promises and covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

        1. EMPLOYMENT.

           1.1 TERM. The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement. The term of this Agreement shall commence on the Effective Date and shall continue until terminated in accordance with Section 4 and/or 5 herein (the "Term"). Unless this Agreement is expressly renewed in writing or Executive and the Company expressly agree in writing on new employment terms for the Executive, the Executive shall immediately resign from all positions with the Company on the last day of the Term and shall not be entitled to any of the benefits provided in Section 4.4.3 and/or 5 herein.

           1.2 TITLE. The Executive shall have the title of Senior Vice President and CFO of the Company and shall serve in such other capacity or capacities as the Board of Directors of the Company may from time to time prescribe. The Executive shall report to President and COO.

           1.3 DUTIES. The Executive shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and which are normally associated with the position of Senior Vice President and CFO, consistent with the bylaws of the Company and as required by the Company's Board of Directors.



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           1.4 POLICIES AND PRACTICES. The employment relationship between the
Parties shall be governed by the policies and practices established by the Company and its Board of Directors. The Executive will acknowledge in writing that he has read the Company's Employee Handbook, which will govern the terms and conditions of his employment with the Company, along with this Agreement. In the event that the terms of this Agreement differ from or are in conflict with the Company's policies or practices or the Company's Employee Handbook, this Agreement shall control.

           1.5 LOCATION. Unless the Parties otherwise agree in writing, during the term of this Agreement, the Executive shall perform the services Executive is required to perform pursuant to this Agreement at the Company's offices, located in San Diego, or at any other place at which the Company maintains an office; provided, however, that the Company may from time to time require the Executive to travel temporarily to other locations in connection with the Company's business.

        2. LOYAL AND CONSCIENTIOUS PERFORMANCE; NONCOMPETITION.

           2.1 LOYALTY. During the Executive's employment by the Company, the Executive shall devote Executive's full business energies, interest, abilities and productive time to the proper and efficient performance of Executive's duties under this Agreement.

           2.2 COVENANT NOT TO COMPETE. Except with the prior written consent of the Company's Board of Directors, the Executive will not, during the Term of this Agreement, and any period during which the Executive is receiving compensation or any other consideration from the Company, including Severance Benefits pay pursuant to Section 4.4.3 herein, engage in competition with the Company or any of its affiliates, either directly or indirectly, in any manner or capacity, as adviser, principal, agent, affiliate, promoter, partner, officer, director, employee, stockholder, owner, co-owner, consultant, or member of any association or otherwise, in any phase of the business of developing, manufacturing and marketing of products or services which are in the same field of use or which otherwise compete with the products or services or proposed products or services of the Company.

           2.3 AGREEMENT NOT TO PARTICIPATE IN COMPANY'S COMPETITORS. During the Term of this Agreement, the Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by Executive to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise or in any company, person or entity that is, directly or indirectly, in competition with the business of the Company or any of its affiliates. Ownership by the Executive, as a passive investment, of less than two percent (2%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded on the Nasdaq Stock Market or in the over-the-counter market shall not constitute a breach of this paragraph.

        3. COMPENSATION OF THE EXECUTIVE.

           3.1 BASE SALARY. The Company shall pay the Executive a base salary of Two Hundred Thousand Dollars ($200,000) per year (the "base salary"), less payroll deductions and



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all required withholdings payable in regular periodic payments in accordance with Company policy. Such base salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year.

           3.2 CHANGES TO COMPENSATION. The Executive's compensation may be changed from time to time by mutual agreement of the Executive and the Company.

           3.3 EMPLOYMENT TAXES. All of the Executive's compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

           3.4 BENEFITS. The Executive shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in health, life, dental and disability benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company's executive or key management employees.

        4. TERMINATION.

           4.1 TERMINATION BY THE COMPANY. The Executive's employment with the Company may be terminated under the following conditions:

               4.1.1 DEATH OR DISABILITY. The Executive's employment with the Company shall terminate effective upon the date of the Executive's death or "Complete Disability" (as defined in Section 4.5.1).

               4.1.2 FOR CAUSE. The Company may terminate the Executive's employment under this Agreement for "Cause" (as defined in Section 4.5.3) by delivery of written notice to the Executive specifying the Cause or Causes relied upon for such termination. Any notice of termination given pursuant to this Section 4.1.2 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in Section 9 below.

               4.1.3 WITHOUT CAUSE. The Company may terminate the Executive's employment under this Agreement at any time and for any reason by delivery of written notice of such termination to the Executive. Any notice of termination given pursuant to this Section 4.1.3 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in Section 9 below.

           4.2 TERMINATION BY THE EXECUTIVE. The Executive may terminate the Executive's employment with the Company under the following conditions:

               4.2.1 GOOD REASON. The Executive may terminate the Executive's employment under this Agreement for "Good Reason" (as defined below in Section 4.5.2) by delivery of written notice to the Company specifying the "Good Reason" relied upon by the Executive for such termination, provided that such notice is delivered within six (6) months following the occurrence of any event or events constituting Good Reason and that Executive has



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given the Company a minimum of thirty (30) days written notice and an opportunity to cure the event which constitutes "Good Reason."

               4.2.2 WITHOUT GOOD REASON. The Executive may terminate the Executive's employment hereunder for other than "Good Reason" upon sixty (60) days written notice to the Company.

           4.3 TERMINATION BY MUTUAL AGREEMENT OF THE PARTIES. The Executive's employment pursuant to this Agreement may be terminated at any time upon a mutual agreement in writing of the Parties. Any such termination of employment shall have the consequences specified in such agreement.

           4.4 COMPENSATION UPON TERMINATION.

               4.4.1 DEATH OR COMPLETE DISABILITY. If the Executive's employment shall be terminated by death or Complete Disability as provided in Section 4.5.1, the Company shall pay the Executive's accrued Base Salary and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination to Executive and/or Executive's heirs, and the Company shall thereafter have no further obligations to the Executive and/or Executive's heirs under this Agreement.

               4.4.2 CAUSE OR WITHOUT GOOD REASON. If the Executive's employment shall be terminated by the Company for Cause or if the Executive terminates employment hereunder without Good Reason, the Company shall pay the Executive's accrued Base Salary and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of the notice of termination to Executive, and the Company shall thereafter have no further obligations to the Executive under this Agreement.

               4.4.3 WITHOUT CAUSE OR WITH GOOD REASON. If the Company terminates the Executive's employment without Cause or the Executive terminates his employment with Good Reason, the Executive shall be entitled to the Executive's Base Salary and accrued and unused vacation earned through the Termination Date, subject to standard deductions and withholdings. In addition, upon the Executive's furnishing to the Company an executed waiver and release of claims (a form of which is attached hereto as Exhibit A), the Executive shall be entitled to the following severance benefits (collectively referred to as the "Severance Benefits"):

               (i) The equivalent of the Executive's annual base salary in effect on the date of termination for a period of twelve (12) months, less standard deductions and withholdings to be paid over a period of twelve (12) months after the date of termination, and the equivalent of the average bonus earned by the Executive over the twelve (12) months prior to the date of termination, less standard deductions and withholdings, to be paid in full on the regular payment date for Company bonus, but no more than ninety (90) days after the termination date; and

               (ii) In the event the Executive elects continued coverage under COBRA, the Company will reimburse Executive for the same portion of Executive's COBRA health insurance premium that it paid during the Executive's employment up until the earlier of



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either (i) eighteen (18) months after the date of termination or, (ii) the date in which the Executive begins full-time employment with another company or business entity; and

               (iii) Reasonable executive outplacement services by an outplacement firm that is reasonably acceptable to the Company and Executive.

               4.4.4 COVENANT NOT TO COMPETE. Notwithstanding any provisions in this Agreement to the contrary, including any provisions contained in this
Section 4.4, the Company's obligations, and the Executive's rights, pursuant to
Section 4.4.3 shall cease and be rendered a nullity immediately should the Executive violate the provision of Section 2.2 herein, or should the Executive violate the terms and conditions of the Executive's Proprietary Information and Inventions Agreement.

               4.4.5 TERMINATION OF OBLIGATIONS. In the event of the termination of the Executive's employment hereunder and pursuant to this Section 4, the Company shall have no obligation to pay Executive any Base Salary, bonus or other compensation or benefits, except as provided in this Section 4 or for benefits due to the Executive (and/or the Executive's dependents under the terms of the Company's benefit plans). The Company may offset any amounts Executive owes it or its subsidiaries against any amount it owes Executive pursuant to this Section 4.4.

           4.5 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

               4.5.1 COMPLETE DISABILITY. "Complete Disability" shall mean the inability of the Executive to perform the Executive's duties under this Agreement because the Executive has become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force. In the event the Company has no policy of disability income insurance covering employees of the Company in force when the Executive becomes disabled, the term "Complete Disability" shall mean the inability of the Executive to perform the Executive's duties under this Agreement by reason of any incapacity, physical or mental, which the Board, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board, determines to have incapacitated the Executive from satisfactorily performing all of the Executive's usual services for the Company for a period of at least one hundred twenty (120) days during any twelve (12) month period (whether or not consecutive). Based upon such medical advice or opinion, the determination of the Board shall be final and binding and the date such determination is made shall be the date of such Complete Disability for purposes of this Agreement.

               4.5.2 GOOD REASON. "Good Reason" for the Executive to terminate the Executive's employment hereunder shall mean the occurrence of any of the following events without the Executive's consent:

               (i) a substantial alteration in the nature, status or prestige of the Executive's responsibilities as set forth in this Agreement or a significant change in the Executive's title or reporting level from that set forth in this Agreement;



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               (ii) the relocation of the Company's executive offices or
principal business location to a point more than thirty (30) miles from the San Diego, California area;

               (iii) a reduction by the Company of the Executive's base Salary as initially set forth herein or as the same may be increased from time to time;

               (iv) any action by the Company (including the elimination of benefit plans (including stock option plans) without providing substitutes thereof or the reduction of the Executive's benefits thereunder) that would substantially diminish the aggregate value of the Executive's fringe benefits as they exist at such time;

               (v) a failure by the Company to obtain from any successor, before the succession takes place, an agreement to assume and perform all of the terms and conditions of this Agreement.

               4.5.3 FOR CAUSE. "Cause" for the Company to terminate Executive's employment hereunder shall mean the occurrence of any of the following events:

               (i) the Executive's repeated failure to satisfactorily perform the Executive's job duties under this Agreement after thirty (30) days written notice and an opportunity to cure such deficiencies;

               (ii) failure by the Executive to comply with all material applicable laws in performing the Executive's job duties or in directing the conduct of the Company's business;

               (iii) commission by the Executive of any felony or intentionally fraudulent or other act against the Company, or its affiliates, employees, agents or customers which demonstrates the Executive's untrustworthiness or lack of integrity;

               (iv) the Executive's engaging or in any manner participating in any activity which is directly competitive with or intentionally injurious to the Company or any of its affiliates or which violates any material provisions of Section 7 hereof; or

               (v) the Executive's commission of any fraud against the Company or any of its affiliates or use or intentional appropriation for his personal use or benefit of any funds or properties of the Company not authorized by the Board to be so used or appropriated.

           4.6 SURVIVAL OF CERTAIN Sections. Sections 2.2, 4.4.3, 4.4.4, 5, 6, 7, 10, 18, 19, 20 and 21 of this Agreement will survive the termination of this Agreement.



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        5. CHANGE OF CONTROL.

           5.1 In the event Executive's employment with the Company or its successor is terminated Without Cause or the Executive terminates Executive's employment for Good Reason during the three (3) months before a Change of Control (as defined below) or during the one year (1) year after a Change of Control (as defined below) of the Company, then upon delivery by the Executive to the Company of an effective release and waiver in the form attached hereto as Exhibit A, the Executive shall be entitled to the following:

               (i) The vesting of all of Executive's unvested stock options ("Options") to purchase the Company's stock will be accelerated such that all the shares subject to the Options will be immediately vested and exercisable upon the date on which the Change of Control becomes effective;

               (ii) The Executive shall receive the Severance Benefits (as defined in Section 4.4.3)), subject to the following modifications: (a) the salary continuation and bonus payment provided in Section 4.4.3 will be extended from twelve (12) months to eighteen (18) months; and (b) the salary continuation and bonus payment provided for in Section 4.4.3 will be paid in a lump sum payment upon the effective date of the Change of Control and such payment will be offset by any salary continuation and bonus payments previously received by Executive pursuant to Section 4.4.3.

        A "Change of Control" shall, for purposes of the foregoing, mean: (1) a dissolution or liquidation of the Company; (2) any sale or transfer of all or substantially all of the total assets of the Company in one or more related transactions; (3) any merger, consolidation or other business reorganization in which the holders of the Company's outstanding voting securities immediately prior to such transaction do not hold, immediately following such transaction, securities representing fifty percent (50%) of the combined voting power of the outstanding securities of the surviving entity; or (4) the acquisition by any person (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing fifty percent (50%) or more of the combined voting power of the then-outstanding securities of the Company.

           5.2 In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Executive constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and will be subject to the excise tax imposed by
Section 4999 of the Code, then the Executive shall receive (i) a payment from the Company sufficient to pay such excise tax, and (ii) an additional payment from the Company sufficient to pay the income, employment, excise and any other taxes arising from the payments made by the Company to or for the benefit of Executive pursuant to Section 5.1 above and this Section 5.2 so that Executive shall be fully reimbursed for any excise tax and any taxes associated with the payments to reimburse Executive for such excise tax. Unless the Company and the Executive otherwise agree in writing, the determination of Executive's excise tax liability and the amount required to be paid under this Section shall be made in writing by a nationally recognized accounting firm satisfactory to both parties (the "Accountants"). In the event that the excise tax incurred by Executive is determined by the



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Internal Revenue Service to be greater or lesser than the amount so determined by the Accountants, the Company and the Executive agree to promptly make such additional payment, including interest and any tax penalties, to the other party as the Accountants reasonably determine is appropriate to ensure that the net economic effect to Executive under this Section, on an after-tax basis, is as if the Code Section 4999 excise tax did not apply to Executive. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on interpretations of the Code for which there is a "substantial authority" tax reporting position. The Company and the Executive shall furnish to the Accountants such information and documents the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

           5.3 Any Payment and benefits under this Section 5 shall be in lieu of any Payment and benefit under Section 4. In the event the Executive is entitled to payment and benefits under this Section 5, the Company shall have no further obligation to pay the Executive any base salary, bonus or other compensation or benefits under this Agreement, except for benefits due to the Executive (or the Executive's dependents) under the terms of the Employee's benefit plans.

        6. SUCCESSORS.

           Provided that Executive remains employed by the Company until a Change in Control occurs, the Company agrees to require any successor company ("Successor Company") to assume the obligations in Section 5.1 of this Agreement. Such assumption shall be by an express agreement, signed by both the successor and Executive, and shall be satisfactory to Executive. To facilitate obtaining the assumption from a potential successor, the Company agrees to contribute up to one-half of any liability which the Successor Company may incur to Executive pursuant to Section 5.1 of this Agreement. Company's failure to obtain such an express assumption shall be a breach of this Agreement and shall entitle Executive to the same benefits and compensation as Executive would be entitled to if Executive had terminated Executive's employment for Good Reason before the occurrence of the Change in Control.

        7. CONFIDENTIAL AND PROPRIETARY INFORMATION; NONSOLICITATION.

           7.1 The Executive agrees to execute and abide by the Proprietary Information and Inventions Agreement attached hereto as Exhibit B.

           7.2 The Executive recognizes that Executive's employment with the Company will involve contact with information of substantial value to the Company, which is not old and generally known in the trade, and which gives the Company an advantage over its competitors who do not know or use it, including but not limited to, techniques, designs, drawings, processes, inventions know how, strategies, marketing, and/or advertising plans or arrangements, developments, equipment, prototypes, sales, supplier, service provider, vendor, distributor and customer information, and business and financial information relating to the business, products, services, practices and techniques of the Company, (hereinafter referred to as "Confidential and



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Proprietary Information"). The Executive will at all times regard and preserve as confidential such Confidential and Proprietary Information obtained by the Executive from whatever source and will not, either during Executive's employment with the Company or thereafter, publish or disclose any part of such Confidential and Proprietary Information in any manner at any time, or use the same except on behalf of the Company, without the prior written consent of the Company.

           7.3 While employed by the Company and for one (1) year thereafter, the Executive agrees that in order to protect the Company's Confidential and Proprietary Information from unauthorized use, that the Executive will not, either directly or through others, solicit or attempt to solicit any employee, consultant or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or business entity; or the business of any customer, supplier, service provider, vendor or distributor of the Company which, at the time of termination or one (1) year immediately prior thereto, was doing business with the Company or listed on Company's customer, supplier, service provider, vendor or distributor list.

        8. ASSIGNMENT AND BINDING EFFECT.

           This Agreement shall be binding upon and inure to the benefit of the Executive and the Executive's heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of the Executive's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by the Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.



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        9. NOTICES.

           All notices or demands of any kind required or permitted to be given by the Company or the Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for) faxed during normal business hours or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Company:

                  LIGHTSPAN, INC.

                         10140 CAMPUS POINT DR.
                         ----------------------
                         SAN DIEGO, CA 92101
                         ----------------------

                  If to the Executive:

                         10140 CAMPUS POINT DR.
                         ----------------------
                         SAN DIEGO, CA 92101
                         ----------------------


Any such written notice shall be deemed received when personally delivered or three (3) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving notice to the other Party in the manner specified in this section.

10. CHOICE OF LAW.

        This Agreement is made in San Diego, California. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

11. INTEGRATION.

        This Agreement contains the complete, final and exclusive agreement of the Parties relating to the terms and conditions of the Executive's employment, and supersedes all prior and contemporaneous oral and written employment agreements or arrangements between the Parties.

12. AMENDMENT.

        This Agreement cannot be amended or modified except by a written agreement signed by the Executive and the Company.

13. WAIVER.

        No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the wavier is claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.



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14. SEVERABILITY.

        The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the Parties' intention with respect to the invalid or unenforceable term or provision.

15. INTERPRETATION; CONSTRUCTION.

        The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but the Executive has been encouraged, and has consulted with, Executive's own independent counsel and tax advisors with respect to the terms of this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

16. REPRESENTATIONS AND WARRANTIES.

        The Executive represents and warrants that Executive is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that Executive's execution and performance of this Agreement will not violate or breach any other agreements between the Executive and any other person or entity.

17. COUNTERPARTS.

        This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall contribute one and the same instrument.

18. ARBITRATION.

        To ensure rapid and economical resolution of any disputes which may arise under this Agreement, the Executive and the Company agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) to the fullest extent permitted by law. Any arbitration proceeding pursuant to this Agreement shall be conducted by the American Arbitration Association ("AAA") in San Diego under the then existing employment-related AAA arbitration rules. If for any reason all or part of this arbitration provision is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other portion of this arbitration provision or any other jurisdiction, but this provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this provision had never been contained herein, consistent with the general intent of the



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Parties insofar as possible. Each party in such arbitration proceeding will be responsible for its attorneys' fees, arbitration expenses and other costs incurred in connection with such arbitration proceeding.

I HAVE READ Section 18 AND IRREVOCABLY AGREE TO ARBITRATE ANY DISPUTE IDENTIFIED ABOVE. /s/ MICHAEL A. SICURO (EXECUTIVE'S INITIALS)
       ---------------------

        19. INJUNCTIVE RELIEF.

            The Executive is obligated under this Agreement to render services and comply with covenants of a special, unique, unusual and extraordinary character, thereby giving this Agreement peculiar value, so that the loss of such service or violation by the Executive of this Agreement, including, but not limited to, the Proprietary Information and Inventions Agreement, could not reasonably or adequately be compensated in damages in an action at law. Therefore, notwithstanding Section 18 herein, in addition to any other remedies or sanctions provided by law, whether criminal or civil, and without limiting the right of the Company and successors or assigns to pursue all other legal and equitable rights available to them, the Company shall have the right during the Executive's employment hereunder (or thereafter with respect to obligations continuing after the termination of this Agreement) to compel specific performance hereof by the Executive or to obtain temporary and permanent injunctive relief against violations hereof by the Executive, including, but not limited to violations of the Proprietary Information and Inventions Agreement, and, in furtherance thereof, to apply to any court with jurisdiction over the Parties to enforce the provisions hereof.

        20. TRADE SECRETS OF OTHERS.

            It is the understanding of both the Company and the Executive that the Executive shall not divulge to the Company and/or its subsidiaries any confidential information or trade secrets belonging to others, including the Executive's former employers, nor shall the Company and/or its affiliates seek to elicit from the Executive any such information. Consistent with the foregoing, the Executive shall not provide to the Company and/or its affiliates, and the Company and/or its affiliates shall not request, any documents or copies of documents containing such information.

        21. ADVERTISING WAIVER.

            The Executive agrees to permit the Company and/or its affiliates, and persons or other organizations authorized by the Company and/or its affiliates, to use, publish and distribute advertising or sales promotional literature concerning the products and/or services of the Company and/or its affiliates, or the machinery and equipment used in the provision thereof, in which the Executive's name and/or pictures of the Executive taken in the course of the Executive's provision of services to the Company and/or its affiliates, appear. The Executive hereby waives and releases any claim or right the Executive may otherwise have arising out of such use, publication or distribution.



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

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.



LIGHTSPAN, INC.

By: /s/ CARL E. ZEIGER
   -----------------------------------
Its: President and COO
    ----------------------------------

Dated: January 29, 2001
      --------------------------------


EXECUTIVE:

/s/ MICHAEL A. SICURO
--------------------------------------
[EXECUTIVE]


Dated: January 29, 2001
      --------------------------------



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